COLUMBIA PROPERTY TRUST, INC.
ARTICLES SUPPLEMENTARY
Columbia Property Trust, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:
FIRST: Pursuant to Sections 3-802(c) and 3-802(d)(ii) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Company, by resolutions of its Board of Directors (the “Board of Directors”) duly adopted at a meeting duly called and held, prohibited the Company from electing to be subject to all provisions of Subtitle 8 of Title 3 of the MGCL, or any successor statute, with the exception of Section 3-804(c) of the MGCL, as provided herein.
SECOND: The resolutions referred to above provide that the Company may not elect to be subject to any provision of Subtitle 8 of Title 3 of the MGCL, or any successor statute, except for Section 3-804(c) of the MGCL.
THIRD: The election to prohibit the Company from becoming subject to any provision of Subtitle 8 of Title 3 of the MGCL, or any successor statute, except for Section 3-804(c) of the MGCL, has been approved by the Company in the manner and by the vote required by law.
FOURTH: The undersigned officer acknowledges these Articles Supplementary to be the act of the Company and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary, on this 29th day of August, 2013.
COLUMBIA PROPERTY TRUST, INC
By: /s/ E. Nelson Mills
Name: E. Nelson Mills
Title: Chief Executive Officer and President

ATTEST:

By: /s/ Randall D. Fretz

Name:     Randall D. Fretz
Title: Senior Vice President and Secretary